Exhibit 99.1

MAGNUM HUNTER RESOURCES REALIGNS SENIOR MANAGEMENT
TEAM AND APPOINTS THREE DIVISIONAL PRESIDENTS

FOR IMMEDIATE RELEASE – Houston – (Market Wire) – May 4, 2011 – Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE Amex: MHR-PrC and MHR-PrD) (“Magnum Hunter” or the “Company”) announced this morning the appointment of Presidents for each of the Company’s three primary areas of geographic operations: (i) the Williston Basin, (ii) the Appalachian Basin, and (iii) the Eagle Ford Shale of Central and South Texas. The appointment of these three new Divisional Presidents follows the tremendous growth Magnum Hunter has experienced with the recent closings of both the NGAS Resources acquisition on April 13, 2011 and the NuLoch Resources acquisition on May 3, 2011 which total in excess of $425 Million.

R. Glenn Dawson
President
Williston Hunter, Inc.

Mr. R. Glenn Dawson has been appointed President of the Company’s Williston Basin Division and will work out of Magnum Hunter’s new Denver, Colorado office as well as Calgary, Alberta. He joins the Company from NuLoch Resources where he previously served as President and CEO. Mr. Dawson graduated in 1980 from Weber State University of Utah with a Bachelor’s degree in Geology and attended the University of Calgary from 1980 to 1982 in the Masters Program for Geology. In the early stages of his career, Mr. Dawson was employed as an exploration geologist by Sundance Oil and Gas, Inc., a public company located in Denver, Colorado, concentrating on their Canadian operations. From December 1985 to September 1998, Mr. Dawson held a variety of managerial and technical positions with Summit, including Vice President of Exploration, Exploration Manager and Chief Geologist. Mr. Dawson held the position of Vice President of Exploration with PanAtlas from 1999 until its acquisition by Velvet.  Mr. Dawson was a co-founder of TriLoch in 2001, which ultimately became NuLoch Resources, Inc. He has over 20 years of experience in oil and gas exploration in North America. His principal responsibilities have involved the generation and evaluation of drilling prospects and production acquisition opportunities.

James W. Denny III
President
Triad Hunter, LLC

Mr. Jim Denny has been reappointed President of Magnum Hunter’s Appalachian Basin Division through its wholly owned subsidiary, Triad Hunter, LLC.  Mr. Denny has served as President of Triad Hunter, LLC since the acquisition of the assets of privately-held Triad Energy Corporation out of bankruptcy in February 2010. With the April 13, 2011 acquisition of NGAS Resources, Mr. Denny became responsible for managing and integrating the operations of NGAS into Triad Hunter. Mr. Denny has more than 40 years of industry experience having served as President and CEO of Gulf Energy Management, a wholly owned subsidiary of Harken Energy Corporation. He is a registered Professional Engineer (Louisiana) and is a Certified Earth Scientist. Mr. Denny is also a member of various industry associations, including the American Petroleum Institute, National Society of Professional Engineers, Society of Petroleum Engineers, and the Society of Petroleum Evaluation Engineers. He is a graduate of the University of Louisiana-Lafayette with a Bachelor’s degree in Petroleum Engineering.

H.C. “Kip” Ferguson III
President
Eagle Ford Hunter, Inc.

Mr. H.C. “Kip” Ferguson III has been appointed President of the Company’s Eagle Ford Shale Division, now called Eagle Ford Hunter, Inc. (formerly Sharon Hunter, Inc.). He will be responsible for all of Magnum Hunter’s operational activities in the oil window of the Eagle Ford Shale play located in Central and South Texas where the Company is extremely active. Mr. Ferguson was formerly President of Sharon Resources, Inc. and joined the Company as Executive Vice President of Exploration on September 30, 2009 with the acquisition of Sharon Resources by Magnum Hunter. Mr. Ferguson brings more than 20 years of exploration and development experience in several major U.S. basins, and is a third generation geologist and holds a Bachelor’s degree in Geology from the University of Texas at Austin.

Management Comments

Mr. Gary C. Evans, Chairman and Chief Executive Officer of the Company, commented, “These three gentlemen, Glenn Dawson, Jim Denny, and Kip Ferguson, are very experienced professionals with long histories and successful careers in the oil and gas industry. Their individual appointments today by our Board of Directors as divisional Presidents are to not only recognize their respective successes, but are also to give them the necessary freedom to manage and operate their divisions in a manner that maximizes the value to our shareholders. With the consummation of substantial mineral acreage positions which Magnum Hunter currently owns and controls today in three of the highest rate of return unconventional resources plays coupled with development drilling programs currently underway, each of these gentlemen have the unique opportunity to create a large enterprise in their own right. We are fortunate to have them leading our team and we have provided them with all of the necessary ingredients that will allow for the achievement of outstanding success: (i) capital, (ii) quality leasehold acreage positions, (iii) proven reserves in unconventional resource plays, and (iv) qualified technical talent.”

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation is an independent oil and gas company engaged in the acquisition, development and production of oil and natural gas, primarily in the states of West Virginia, North Dakota, and Texas. The Company is presently active in three of the most prolific shale resource plays in the United States, namely the Marcellus Shale, Eagle Ford Shale and Williston Basin/Bakken Shale.

For more information, please view our website at www.magnumhunterresources.com

Forward-Looking Statements

The statements and information provided by Magnum Hunter Resources Corporation and its affiliates (“Magnum Hunter” or the “Company”) in this document that are not statements of historical fact, including all estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “will”, “could”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “pursue”, “plan” or “continue” or the negative thereof or variations thereon or similar terminology. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among other, the following: adverse economic conditions in the United States, Canada and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; the effects of government regulation, permitting, and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques and tertiary recovery methods; the number of well locations to be drilled, the cost to drill, and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity.

With respect to the NuLoch acquisition, factors, risks and uncertainties that may cause actual results, performance or achievements to vary materially from those anticipated in forward-looking statements include, but are not limited to, failure to realize the expected benefits of the transaction; negative effects of consummation of the transaction on the market price of our common stock; significant transaction costs and/or unknown liabilities; general economic and business conditions that affect the Company following the transaction; and other factors. These factors are in addition to the risks described in our public filings made from time to time with the Securities and Exchange Commission. Most of these factors are difficult to anticipate and are beyond our control.

Because forward-looking statements are subject to risks and uncertainties, actual results made differ materially from those expressed or implied by such statements. Readers are cautioned not to place undue reliance on forward-looking statements, contained herein, which speak only as of the date of this document.  Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, including estimates, whether as a result of new information, future events, or otherwise. We urge readers to review and consider disclosures we make in our public filings made from time to time with the Securities and Exchange Commission that discuss factors germane to our business, including our Annual Report on Form 10-K, as amended, for the year ended December 31, 2010. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Magnum Hunter Contact:	M. Bradley Davis Senior Vice President of Capital Markets bdavis@magnumhunterresources.com (832) 203-4545